Exhibit 5
[VORYS LETTERHEAD]
December 30, 2009
Board of Directors
A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44333
     Re:     Form S-4 Registration Statement
Ladies and Gentlemen:
     We have acted as counsel to A. Schulman, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), relating to the proposed issuance of up to 5,100,00 shares of common stock, each with $1.00 par value (the “Shares”), of the Company in connection with the consummation of the merger transaction contemplated by, and upon the terms and subject to the conditions of, the Agreement and Plan of Merger dated as of December 2, 2009 (the “Merger Agreement”), by and between the Company, Wildcat Spider, LLC, a Texas limited liability company, and ICO, Inc., a Texas corporation (“ICO”).
     In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the certificate of incorporation of the Company, as currently in effect (the “Certificate”); (iv) the bylaws of the Company, as currently in effect (the “Bylaws”); and (v) the resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and approving the Merger Agreement and the transactions contemplated thereby. In addition, we have examined such authorities of law and other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have also relied upon such oral or written statements and representations of officers and other representatives of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.
     In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination: (a) the genuineness of all signatures, the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; and (c) subject to approval by the ICO shareholders and all applicable federal and state regulatory authorities, that ICO had and has the power, corporate and otherwise, to enter into and perform all of its obligations under the Merger Agreement, and that the Merger Agreement has been duly authorized, executed and delivered by ICO and constitutes the valid and binding obligation of ICO, enforceable against ICO in accordance with its terms.
     We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.
     Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares to be registered under the Act pursuant to the Registration Statement for issuance and delivery under the Merger Agreement have been duly authorized by all necessary corporate action of the Company and, when the Registration Statement has become effective under the Act and the Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of the Merger Agreement, such Shares will be validly issued, fully paid and non-assessable.

     This opinion is based upon limited to the substantive laws and legal interpretations under the Delaware General Corporation Law and the federal law of the United States in effect, and the facts and circumstances existing on the date hereof, and we express no opinion as to the laws of any other jurisdiction and assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.
     This opinion is furnished by us solely for the benefit of the Company in connection with the Registration Statement and may not be relied upon or used by any other person or for any other purpose. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and in the prospectus/proxy statement included in the Registration Statement as having passed on the validity of the Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Merger Agreement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
     Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.
Very truly yours,
/s/ VORYS, SATER, SEYMOUR AND PEASE LLP